Exhibit 99.1

Contacts: Robert Lewey, CFO Integrated Electrical Services, Inc.
713-860-1500

FOR IMMEDIATE RELEASE

INTEGRATED ELECTRICAL SERVICES REPORTS

IMPROVED FISCAL 2013 FOURTH QUARTER AND YEAR-END RESULTS

HOUSTON — December 17, 2013 — Integrated Electrical Services, Inc. (or “IES”) (NASDAQ: IESC) today announced financial results for its fiscal 2013 fourth quarter and year ended September 30, 2013. The results include the acquisition of MISCOR Group, Ltd. (“MISCOR”) completed on September 13, 2013. MISCOR provides electrical and mechanical solutions to the industrial and rail industries both in the United States and abroad and will comprise IES’ newly-created Infrastructure Solutions segment. With the acquisition of MISCOR, IES now owns and manages a more diverse group of operating subsidiaries comprised of four principal business segments: Communications, Residential, Commercial & Industrial, and Infrastructure Solutions.

FOURTH QUARTER AND FISCAL YEAR 2013 FINANCIAL HIGHLIGHTS

•	Revenue of $123.8 million for the fourth quarter of 2013, an increase of 0.3% compared with the fourth quarter of 2012, and revenue of $494.6 million for fiscal year 2013, an increase of 8.4% compared with fiscal year 2012

•	Operating cash flow of $2.0 million for fiscal year 2013, an increase of $9.3 million from fiscal year 2012

•	Net loss per share from continuing operations of ($0.07) per share for the fourth quarter of 2013, and net loss per share from continuing operations of ($0.15) per share for the fiscal year 2013

•	Adjusted earnings per share from continuing operations of $0.03 per share for the fourth quarter of 2013, and adjusted earnings per share from continuing operations of $0.23 per share for the fiscal year 2013

•	Adjusted EBITDA of $1.5 million for the fourth quarter of 2013, an increase of $0.4 million compared with the fourth quarter of 2012, and Adjusted EBITDA of $8.0 million for fiscal year 2013, an increase of $3.6 million from fiscal year 2012

MANAGEMENT COMMENTARY

James Lindstrom, Chairman and Chief Executive Officer stated, “2013 was a solid year for IES, with improved margins, cash flow and earnings. Although our overall net income results were negative on a GAAP basis, our operating cash flow was positive and we achieved many of our internal financial and strategic goals that fundamentally strengthened the intrinsic value of our business. To that end, we completed a key acquisition, upgraded our credit profile through two refinancings and the release of restricted cash by our lender, achieved solid overall project execution and increased investment in our workforce. We have started fiscal 2014 with gradually improving dynamics, backlog and bid margins in more of our markets. We look forward to building upon these improving dynamics and further enhancing the value of IES through selective investments and acquisitions.”

Robert Lewey, IES’ Chief Financial Officer, added, “During the fourth quarter of 2013, we improved profitability in many of our commercial, industrial and single and multi-family residential locations, and expanded operating margins in our Communications segment. Unfortunately, our fourth quarter results were impacted by $2.2 million of project cost overruns on five large commercial projects at two of our locations, including a significant project that commenced in 2009 and is scheduled to be completed in 2015. We believe that we have taken appropriate actions where applicable to mitigate future risk and are not experiencing this level of project overruns elsewhere within our Commercial & Industrial division.”

NET OPERATING LOSS (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $466 million at September 30, 2013. The Company’s common stock is subject to a Rights Plan dated January 28, 2013 intended to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guaranty, however, that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

NON-GAAP FINANCIAL MEASURES AND OTHER ADJUSTMENTS

This press release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by reflecting additional ways to view aspects of the Company’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying trends in our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

For further details on the Company’s financial results, please refer to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2013, to be filed with the Securities and Exchange Commission by December 17, 2013.

ABOUT INTEGRATED ELECTRICAL SERVICES, INC.

Integrated Electrical Services, Inc. is a holding company that, with the completion of the MISCOR acquisition, owns and manages diverse operating subsidiaries, comprised of providers of industrial products and infrastructure services to a variety of end markets. Our 2,700 employees serve clients in the United States and abroad. For more information about IES, please visit www.ies-corporate.com.

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the sale or disposition of the shares of our common stock held by our majority shareholder, which, under certain circumstances, would trigger change of control provisions in our severance plan or financing and surety arrangements; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership; limitations on the availability of sufficient credit or cash flow to fund our working capital needs, capital expenditures and debt service; difficulty in fulfilling the covenant terms of our credit facilities; competition in our respective industries, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; the inability to achieve, or difficulties and delays in achieving potential benefits of the acquisition of MISCOR Group, Ltd.; challenges integrating other new businesses into the Company or new types of work, products or processes into our divisions; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; a general reduction in the demand for our services; a change in the mix of our customers, contracts and business; our ability to successfully manage projects; possibility of errors when estimating revenue and progress to date on percentage-of-completion contracts; additional closures or sales of facilities could result in significant future charges and a significant disruption of our operations; inaccurate estimates used when entering into fixed-priced contracts; the cost and availability of qualified labor; increased cost of surety bonds affecting margins on work and the potential for our surety providers to refuse bonding or require additional collateral at their discretion; increases in bad debt expense and days sales outstanding due to liquidity problems faced by our customers; the recognition of potential goodwill, long-lived assets and other investment impairments; credit and capital market conditions, including changes in interest rates that affect the cost of construction financing and mortgages, and the inability for some of our customers to retain sufficient financing which could lead to project delays or cancellations; accidents resulting from the physical hazards associated with our work and the potential for accidents; our ability to pass along increases in the cost of commodities used in our business, in particular, copper, aluminum, steel, fuel and certain plastics; potential supply chain disruptions due to credit or liquidity problems faced by our suppliers; loss of key personnel and effective transition of new management; success in transferring, renewing and obtaining electrical and construction licenses; uncertainties inherent in estimating future operating results, including revenues, operating income or cash flow; disagreements with taxing authorities with regard to tax positions we have adopted; the recognition of tax benefits related to uncertain tax positions; complications associated with the incorporation of new accounting, control and operating procedures; the financial impact of new or proposed accounting regulations; the effect of litigation, claims and contingencies, including warranty losses, damages or other latent defect claims in excess of our existing reserves and accruals; warranty losses or other unexpected liabilities stemming from former divisions which we have sold or closed; growth in latent defect litigation in states where we provide residential electrical work for home builders not otherwise covered by insurance; changes in the assumptions made regarding future events used to value our stock options and performance-based stock awards; the ability of IES to enter into, and the terms of, future contracts; the inability to carry out plans and strategies as expected; future capital expenditures and refurbishment, repair and upgrade costs; delays in refurbishment and upgrade projects; and liabilities under laws and regulations protecting the environment.

You should understand that the foregoing, as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K for the year ended September 30, 2013, could cause future outcomes to differ materially from those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about Integrated Electrical Services, Inc. can be found at http://www.ies-corporate.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2013	2012	2013	2012

Revenues	$123.8	$123.4	$494.6	$456.1
Cost of services	106.5	106.6	427.6	398.1

Gross profit	17.3	16.8	67.0	58.1
Selling, general and administrative expenses	18.5	16.6	66.6	58.6
Gain on asset sales	—	—	(0.1)	(0.2)

Income (loss) from operations	(1.2)	0.3	0.4	(0.4)
Interest expense, net	0.3	0.7	1.6	2.3
Other expense (income), net	(0.4)	—	0.7	(0.1)
Provision (benefit) for income taxes	0.1	—	0.3	0.0

Net income (loss) from continuing operations	(1.1)	(0.4)	(2.2)	(2.7)
Net income (loss) from discontinued operations	(0.7)	(1.0)	(1.4)	(9.1)

Net income (loss)	$(1.8)	$(1.5)	$(3.6)	$(11.8)

(Loss) per share:
Continuing operations	$(0.07)	$(0.03)	$(0.15)	$(0.18)
Discontinued operations	$(0.05)	$(0.07)	$(0.09)	$(0.63)

Basic	$(0.12)	$(0.10)	$(0.24)	$(0.81)

Diluted (loss) per share:
Continuing operations	$(0.07)	$(0.03)	$(0.15)	$(0.18)
Discontinued operations	$(0.05)	$(0.07)	$(0.09)	$(0.63)

Diluted	$(0.12)	$(0.10)	$(0.24)	$(0.81)

Shares used in the computation of income (loss) per share:
Basic (in thousands)	15,265	14,820	14,952	14,626
Diluted (in thousands)	15,265	14,820	14,952	14,626

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2013	2012	2013	2012

Net income (loss) from continuing operations	$(1.1)	$(0.4)	$(2.2)	$(2.7)
Provision (benefit) for income taxes	0.1	—	0.3	0.0
Interest expense, net	0.3	0.7	1.6	2.3
Depreciation and amortization	0.6	0.6	2.6	2.1

EBITDA	(0.2)	0.8	2.3	1.8
Non-cash equity compensation expense	0.2	0.3	1.1	0.8
Litigation settlement	—	—	—	1.7
Acquisition related expenses	1.4	—	3.0	—
Impact to cost of sales from purchase accounting adjustments to inventory	0.2	—	0.2	—
Reserve related to receivable from former surety	(0.2)	—	1.3	—

Adjusted EBITDA	$1.5	$1.1	$8.0	$4.3

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME (LOSS)

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2013	2012	2013	2012

Net income (loss) from continuing operations	$(1.1)	$(0.4)	$(2.2)	$(2.7)
Non-cash equity compensation expense	0.2	0.3	1.1	0.8
Litigation settlement	—	—	—	1.7
Acquisition related expenses	1.4	—	3.0	—
Impact to cost of sales from purchase accounting adjustments to inventory	0.2	—	0.2	—
Reserve related to receivable from former surety	(0.2)	—	1.3	—

Adjusted net income (loss)	$0.5	$(0.1)	$3.5	$(0.1)

Adjusted income (loss) per share:
Basic	$0.03	$(0.01)	$0.23	$(0.01)
Diluted	$0.03	$(0.01)	$0.23	$(0.01)

Shares used in the computation of income (loss) per share:
Basic (in thousands)	15,265	14,820	14,952	14,626
Diluted (in thousands)	15,265	14,820	14,952	14,626

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET AND CASH FLOW INFORMATION

(DOLLARS IN MILLIONS)

(UNAUDITED)

	September 30, 2013	September 30, 2012

Selected Balance Sheet Data:
Cash and cash equivalents (September 30, 2012 includes restricted cash)	$20.8	$25.9
Net working capital (excludes cash and cash equivalents)	$28.3	$27.6
Goodwill and intangible assets	$18.1	$4.4
Total assets	$179.3	$164.7
Total debt	$13.8	$10.5
Total stockholders’ equity	$62.5	$53.2

Liquidity:
Cash and cash equivalents plus borrowing availability	$29.2	$47.5

	Year Ended September 30,
	2013	2012

Cash provided (used) in operating activities	$2.0	$(7.4)
Cash provided (used) in investing activities	$(4.8)	$(1.9)
Cash provided (used) in financing activities	$4.8	$(7.6)

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENTS OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

COMMUNICATIONS

	Three Months Ended September 30,		Year Ended September 30,
	2013	2012	2013	2012

Revenues	$30.3	$36.8	$126.3	$121.5
Cost of services	24.0	30.5	102.6	103.3

Gross profit	6.3	6.4	23.8	18.2
Selling, general and administrative expenses	3.0	2.9	12.2	11.5
Corporate allocations	0.3	0.5	1.4	1.9

Income (loss) from operations	$2.9	$3.0	$10.2	$4.8

Other data:
Depreciation & amortization expense	$0.1	$0.1	$0.4	$0.3
Total assets	$24.9	$29.6	$24.9	$29.6

RESIDENTIAL

	Three Months Ended September 30,		Year Ended September 30,
	2013	2012	2013	2012

Revenues	$42.8	$35.8	$162.6	$130.0
Cost of services	35.5	29.9	135.4	109.3

Gross profit	7.2	5.9	27.2	20.7
Selling, general and administrative expenses	6.7	5.1	24.3	17.8
Corporate allocations	0.3	0.5	1.1	1.9

Income (loss) from operations	$0.2	$0.3	$1.8	$1.0

Other data:
Depreciation & amortization expense	$0.2	$0.1	$0.8	$0.4
Total assets	$36.8	$33.9	$36.8	$33.9

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENTS OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

COMMERCIAL & INDUSTRIAL

	Three Months Ended September 30,		Year Ended September 30,
	2013	2012	2013	2012

Revenues	$48.6	$50.7	$203.5	$204.6
Cost of services	45.2	46.2	188.0	185.5

Gross profit	3.4	4.5	15.5	19.1
Selling, general and administrative expenses	2.9	3.3	12.2	11.3
Corporate allocations	0.5	1.4	2.1	5.7

Income (loss) from operations	$0.0	$(0.2)	$1.2	$2.1

Other data:
Depreciation & amortization expense	$0.1	$0.1	$0.2	$0.2
Total assets	$55.3	$65.9	$55.3	$65.9

INFRASTRUCTURE SOLUTIONS

	Three Months Ended September 30,		Year Ended September 30,
	2013	2012	2013	2012

Revenues	$2.2	$—	$2.2	$—
Cost of services	1.7	—	1.7	—

Gross profit	0.4	—	0.4	—
Selling, general and administrative expenses	0.3	—	0.3	—
Corporate allocations	—	—	—	—

Income (loss) from operations	$0.1	$—	$0.1	$—

Other data:
Depreciation & amortization expense	$0.0	$—	$0.0	$—
Total assets	$27.9	$—	$27.9	$—

Note:	Infrastructure Solutions is comprised of MISCOR; results of operations are from September 13, 2013, the date of acquisition, to September 30, 2013

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENTS OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

CORPORATE & OTHER

	Three Months Ended
	September 30,		Year Ended September 30,
	2013	2012	2013	2012

Revenues	$—	$—	$—	$—
Cost of services	—	—	—	—

Gross profit	—	—	—	—
Selling, general and administrative expenses	5.5	5.2	17.5	17.8
Corporate allocations	(1.2)	(2.4)	(4.6)	(9.5)

Income (loss) from operations	(4.4)	(2.9)	(12.8)	(8.3)
Interest and other expense, net	(0.1)	0.7	2.3	2.2
Provision (benefit) for income taxes	0.1	—	0.3	0.0

Net income (loss) from continuing operations	$(4.4)	$(3.6)	$(15.4)	$(10.6)

Other data:
Depreciation & amortization expense	$0.2	$0.3	$1.1	$1.2
Total assets	$34.3	$35.3	$34.3	$35.3

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

DISCONTINUED OPERATIONS STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended
	September 30,		Year Ended September 30,
	2013	2012	2013	2012

Revenues	$0.2	$1.6	$1.6	$16.3
Cost of services	0.6	1.5	2.0	20.9

Gross profit	(0.5)	0.1	(0.5)	(4.7)
Selling, general and administrative expenses	0.1	0.5	0.6	2.6
Loss (gain) on asset sales	0.1	0.7	0.3	0.8
Restructuring charges	0.0	0.2	0.1	1.2

Loss from discontinued operations	(0.7)	(1.2)	(1.4)	(9.2)
Provision (benefit) for income taxes	0.0	(0.2)	—	(0.0)

Net loss from discontinued operations	$(0.7)	$(1.0)	$(1.4)	$(9.1)